Exhibit 107

Calculation of Filing Fee Tables

Form S-3ASR

(Form Type)

GE HealthCare Technologies Inc.

(Exact Name of Registrant as Specified in its Charter)

Table 1: Newly Registered and Carry Forward Securities

	Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered(1)	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid In Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to Be Paid
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities	Equity	Common stock, par value $0.01 per share	415(a)(6)	25,015(2)	—	$313,688.10	—	$34.57(3)	S-1	333-268797	January 3, 2023	$34.57
	Equity	Common stock, par value $0.01 per share	415(a)(6)	1,572,880(4)	—	$19,723,915.20	—	$2,173.58(3)	S-1	333-268797	January 3, 2023	$2,173.58
	Equity	Common stock, par value $0.01 per share	415(a)(6)	384(5)	—	$4,815.36		$0.53(3)	S-1	333-268797	January 3, 2023	$0.53
	Total Offering Amounts					$20,042,418.66		$2,208.68
	Total Fees Previously Paid							$0
	Total Fee Offsets							$0
	Net Fee Due							$0

(1)

Pursuant to Rule 416 under the Securities Act, this Registration Statement covers (i) such additional number of shares of common stock, par value $0.01 per share, of the Company (“Common Stock”) issuable upon stock splits, stock dividends, reclassifications, recapitalizations, combinations or similar events or (ii) such reduced number of shares of Common Stock in respect of any reverse stock splits, stock dividends, reclassifications, recapitalizations, combinations or similar events, in each case with respect to the shares of Common Stock being registered pursuant to this Registration Statement.

(2)

Consists of 25,015 shares of Common Stock that may be acquired by participants in the GE HealthCare Technologies Inc. Mirror 2022 Long-Term Incentive Plan upon settlement of certain restricted stock unit awards (including any performance stock unit awards) that may become issuable pursuant to the GE HealthCare Technologies Inc. Mirror 2022 Long-Term Incentive Plan.

(3)

Pursuant to Rule 415(a)(6) under the Securities Act, this registration statement includes 1,598,279 unsold shares of common stock (the “Unsold Securities”) that had previously been registered under the Registrant’s Registration Statement on Form S-1 (File No. 333-268797), which was declared effective on January 3, 2023 (the “Prior Registration Statement”). Pursuant to Rule 415(a)(6), the Registrant is carrying forward to this registration statement the Unsold Securities that were previously registered under the Prior Registration Statement, and the filing fees of approximately $2,208.68 previously paid in connection with the Unsold Securities will continue to be applied to the Unsold Securities that are being carried forward to this registration statement. Pursuant to Rule 415(a)(6), the offering of the Unsold Securities registered under the Prior Registration Statement will be deemed terminated as of the date of effectiveness of this registration statement.

(4)

Consists of 1,572,880 shares of Common Stock that may be acquired by participants in the GE HealthCare Technologies Inc. Mirror 2007 Long-Term Incentive Plan upon settlement of certain restricted stock unit awards (including any performance stock unit awards) that may become issuable pursuant to the GE HealthCare Technologies Inc. Mirror 2007 Long-Term Incentive Plan.

(5)

Consists of 384 shares of Common Stock that may be acquired by participants in the GE HealthCare Technologies Inc. Mirror 1990 Long-Term Incentive Plan upon settlement of certain restricted stock unit awards (including any performance stock unit awards) that may become issuable pursuant to the GE HealthCare Technologies Inc. Mirror 1990 Long-Term Incentive Plan.